UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
October 21, 2005
Tidelands Royalty Trust “B”
(Exact name of registrant as specified in its charter)

Texas	0-8677	75-6007863
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o The Corporate Trustee:
Bank of America, N.A.
P.O. Box 830650, Dallas, Texas		75283-0650
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 985-0794
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Forward Looking Statements
SIGNATURES

Item 7.01 Regulation FD Disclosure.
Impact of Recent Hurricanes in Gulf of Mexico. Based on press releases and other limited information from some of the operators of wells in which Tidelands Royalty Trust “B” (Tidelands) has an overriding royalty interest, as a result of Hurricane Rita, a drilling rig was lost on a well being drilled on West Cameron Block 291. In addition, Tidelands has been advised that the wells on Sabine Pass Block 13 are shut-in due to damaged pipeline facilities. Tidelands has been advised by the operator that these wells will remain shut-in at least until the beginning of 2006. These wells produced approximately 1,200 mcf of natural gas per day and 26 barrels of oil per day during the month of May 2005, which represents 1% of Tidelands’ natural gas production and 65% of Tidelands’ oil production, respectively, during that same period. Various other wells subject to Tidelands’ overriding royalty interest were shut-in in anticipation of Hurricane Katrina and Hurricane Rita. Tidelands does not yet know when these wells will be back online or the impact that these shut-ins will have on Tidelands’ future production from these wells. Furthermore, production may be slow in coming back online due to damage to pipelines, barge terminals and other onshore support facilities. As a result, the impact of these hurricanes on Tidelands’ reserves, production and revenues has not been completely determined.
Tidelands cannot project either net income or distributable net income in the future. However, unitholders should expect to receive a reduction in cash distributions during 2006.
Tidelands’ only activities are the collection and distribution of revenues from overriding royalties on certain oil and natural gas leases in the Gulf of Mexico. The leasehold working interests that are subject to the rights held by Tidelands were originally owned in whole or in part by Chevron Corporation and, except for two non-producing leases, have been assigned to other oil and natural gas exploration and production companies. Various information including, but not limited to, reserves, availability of oil and natural gas, average production cost (lifting cost) per unit, undeveloped acreage and net wells and net acres, with respect to the particular leases subject to Tidelands’ interests lies solely within the knowledge of these concerns. Engineering data, if any, regarding these leaseholds would have been compiled principally by or for the working interest owners of these leaseholders and Tidelands typically is not provided access to such information. As a result, it is difficult for Tidelands to obtain information relating to the impact of Hurricane Katrina and Hurricane Rita.
In accordance with General Instruction B.2. of Form 8-K, the information contained herein shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Forward Looking Statements
In this release, our use of the words “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terminology is intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in filings made by Tidelands with the Securities and Exchange Commission, which can be obtained at its Web site at www.sec.gov. Except for any obligation to disclose material information under Federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS ROYALTY TRUST “B”
Date: October 21, 2005	By:	BANK OF AMERICA, N.A.
(in its capacity as Corporate Trustee
of Tidelands Royalty Trust “B” and not in its individual capacity or otherwise)

		By:	/s/ RON E. HOOPER
Ron E. Hooper
Senior Vice President